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                                                                   EXHIBIT 15(a)


                              BLACKROCK FUNDS(SM)

                                 (THE "FUND")

       AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF

                       A MULTI-CLASS DISTRIBUTION SYSTEM
                       ---------------------------------

                                I. INTRODUCTION
                                ---------------

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Fund operated a multi-class distribution system pursuant to an exemptive order granted by the Commission on August 9, 1994. On September 29, 1995, the Board of Trustees of the Fund authorized the Fund to operate its current multi-class distribution system in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 became effective on October 6, 1995 when it was filed with the Commission, was amended and restated as of February 13, 1997 and is hereby amended and restated as of May 1, 1998.

                          II.  ATTRIBUTES OF CLASSES
                          --------------------------

A.   Generally
     ---------

          Each investment portfolio of the Fund (each a "Portfolio" and, collectively, the "Portfolios") may offer six classes of shares: (i) Service Shares; (ii) Series A Investor Shares; (iii) Series B Investor Shares; (iv) Series C Investor Shares; (v) Institutional Shares; and (vi) BlackRock Shares.

          In general, shares of each class shall be identical except for different expense variables returns for each class), certain related rights and certain shareholder services. More particularly, Series A Investor, Series B Investor, Series C Investor, Service, Institutional and BlackRock Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution,

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shareholder servicing and shareholder processing expenses under the Fund's
Amended and Restated Distribution and Service Plan assessed to each particular share class; (ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and (iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund's Amended and Restated Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B.   Sales Charges; Distribution Arrangements; Other Expenses
     --------------------------------------------------------

          SERIES A INVESTOR SHARES

          Series A Investor Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent.

          Series A Investor Shares of the Fund's equity portfolios (the "Equity Portfolios") and bond portfolios (the "Bond Portfolios") generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Series A Investor Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Series A Investor Shares of the Fund's money market portfolios (the "Money Market Portfolios") shall not be subject to a sales load.

          Series A Investor Shares of a Portfolio shall bear the expense of distribution, shareholder servicing and shareholder processing fees described in the prospectus.

          Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors, Inc. or any other affiliate of PNC Bank, National Association (collectively, "BlackRock Advisors") primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents") for

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sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock Advisors and other parties that receive fees from the Fund may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Series A Investor Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

          Shareholder servicing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and brokers, dealers, other financial institutions or other industry professionals (collectively, "Service Agents") for general shareholder liaison services.

          Shareholder processing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and Service Agents for services relating to the processing and administration of shareholder accounts.

          SERIES B AND SERIES C INVESTOR SHARES

          Series B and Series C Investor Shares of the Portfolios shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent. Series B and Series C Investor Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

          Series B and Series C Investor Shares of a Portfolio shall bear the expense of distribution, shareholder servicing and shareholder processing fees described in the prospectus.

          Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and
(ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock Advisors and other parties that receive fees from the Fund may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Series B and Series C Investor Shares out of its past profits or any additional

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sources (other than distribution fees) which are available to it.

          Shareholder servicing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and Service Agents for general shareholder liaison services.

          Shareholder processing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and Service Agents for services relating to the processing and administration of shareholder accounts.

          SERVICE SHARES

          Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations ("Direct Service Investors") and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Portfolio shall not be subject to a sales load.

          Service Shares of a Portfolio shall bear the expense of shareholder servicing and shareholder processing fees described in the prospectus.

          Shareholder servicing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and Service Agents for general shareholder liaison services.

          Shareholder processing fees shall be payable to BlackRock Advisors primarily to compensate BlackRock Advisors and Service Agents for services relating to the processing and administration of shareholder accounts.

          The Fund's distributor, BlackRock Advisors and other parties that receive fees from the Fund may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.

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          INSTITUTIONAL AND BLACKROCK SHARES

          Institutional and BlackRock Shares shall be available from the distributor for purchase by institutional investors and by individuals meeting certain minimum investment requirements described in the prospectus. With respect to the purchase of Institutional Shares, institutional investors shall also include registered investment advisers meeting certain minimum investment requirements described in the prospectus and certain bank trust departments which act on behalf of specified customers described in the prospectus. Institutional and BlackRock Shares shall not be subject to a sales load or a separate fee payable pursuant to any distribution plan, shareholder servicing plan or shareholder processing plan. The Fund's distributor, BlackRock Advisors and other parties that receive fees from the Fund may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

          OTHER CLASS-SPECIFIC EXPENSES

          In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund's Board of Trustees from time to time.

C.   Exchange Privileges
     -------------------

          SERIES A INVESTOR SHARES

          A holder of Series A Investor Shares in an Equity or Bond Portfolio generally shall be permitted to exchange his shares for Series A Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge. A holder of Series A Investor Shares in a Money Market Portfolio generally shall be permitted to exchange his shares for Series A Investor Shares of another Money Market Portfolio, or for Series A Investor Shares or Series B Investor Shares or Series C Investor Shares of any Equity or Bond Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, plus any applicable sales charge.

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          SERIES B INVESTOR SHARES

          A holder of Series B Investor Shares of a Portfolio generally shall be permitted to exchange his shares for Series B Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

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          SERIES C INVESTOR SHARES

          A holder of Series C Investor Shares of a Portfolio generally shall be permitted to exchange his shares for Series C Investor Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

          SERVICE SHARES

          Unless he is a Direct Service Investor, a holder of Service Shares in a Portfolio generally shall be permitted to exchange his shares for Service Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange. To the extent permitted from time to time by the Fund, at the election of Direct Service Investors, Service Shares of a Portfolio may be exchanged for Series A Investor Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent's receipt of an exchange request. Except as stated above, Direct Service Investors initially shall have no exchange privileges.

          INSTITUTIONAL SHARES

          A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange his shares for Institutional Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange.

D.   Conversion Features
     -------------------

          SERIES A INVESTOR SHARES

          If a holder who acquires Series A Investor Shares of a Portfolio on or after May 1, 1998 subsequently meets the eligibility standards for the purchase of Institutional Shares of a Portfolio as specified in the prospectus, then, upon the direction of the Fund's distributor, the holder's Series A Investor Shares of a Portfolio shall automatically be converted to Institutional Shares of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each such conversion of Series A Investor Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Series A Investor Shares of such Portfolio that were acquired through reinvestment of dividends or distributions
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will likewise automatically convert to Institutional Shares of the same
Portfolio.

          SERIES B INVESTOR SHARES

          A certain number of years (specified in the prospectus) after the date of purchase, Series B Investor Shares of a Portfolio shall automatically convert to Series A Investor Shares of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Series B Investor Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Series B Investor Shares of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Series A Investor Shares of the same Portfolio.

          SERIES C INVESTOR SHARES

          The Fund initially shall not offer Series C Investor Shares with a conversion feature.

          SERVICE SHARES

          If a holder who acquires Service Shares of a Portfolio on or after May 1, 1998 (other than a former shareholder of the Compass Capital Group) subsequently ceases to meet the eligibility standards for the purchase of Service Shares of a Portfolio, then, upon the direction of the Fund's distributor, the holder's Service Shares of a Portfolio shall automatically be converted to Series A Investor Shares of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each such conversion of Service Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Service Shares of such Portfolio that were acquired through reinvestment of dividends or distributions will likewise automatically convert to Series A Investor Shares of the same Portfolio.

          If a holder who acquires Service Shares of a Portfolio on or after May 1, 1998 subsequently meets the eligibility standards for the purchase of Institutional Shares of a Portfolio as specified in the prospectus, then, upon the direction of the Fund's distributor, the holder's Service Shares of a Portfolio shall automatically be converted to Institutional Shares of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each such conversion of Service Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Service Shares of
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such Portfolio that were acquired through reinvestment of dividends or distributions will likewise automatically convert to Institutional Shares of the same Portfolio.

          INSTITUTIONAL AND BLACKROCK SHARES

          The Fund initially shall not offer BlackRock Shares with a conversion feature.

          If a holder who acquires Institutional Shares of a Portfolio on or after May 1, 1998 subsequently ceases to meet the eligibility standards for the purchase of Institutional Shares of a Portfolio as specified in the prospectus, then, upon the direction of the Fund's distributor, the holder's Institutional Shares of a Portfolio shall automatically be converted to (a) Service Shares of the same Portfolio, if at the time of conversion an institution offering
Service Shares of such Portfolio is acting on the holder's behalf or (b) Series A Investor Shares of the same Portfolio. Upon each such conversion of Institutional Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Institutional Shares of such Portfolio that were acquired through reinvestment of dividends or distributions will likewise automatically convert to Service Shares or Series A Investor Shares of the same Portfolio, as appropriate.

E.   Shareholder Services
     --------------------

     1.   Redemption by Check
          -------------------

          Holders of Series A Investor Shares in the Fund's Money Market Portfolio shall be able to redeem such shares by check. The checkwriting option shall not be available in connection with the redemption of Series B Investor Shares, Series C Investor Shares, Service Shares, Institutional Shares or BlackRock Shares of the Money Market Portfolios or shares of any class of the Equity and Bond Portfolios.

     2.   Systematic Withdrawal Program
          -----------------------------

          The Fund initially shall offer a systematic withdrawal program whereby, in general: (i) investors may arrange to have Series A Investor Shares, Series B Investor Shares or Series C Investor Shares redeemed automatically; and
(ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.

          The Fund initially shall not offer a systematic withdrawal program to investors in Institutional or BlackRock Shares or to investors in Service Shares who are not Direct Service Investors.

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     3.   Automatic Investing Program
          ---------------------------

          The Fund shall initially offer an automatic investing program whereby, in general: (i) an investor may arrange to have Series A Investor Shares, Series B Investor Shares or Series C Investor Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the investor's bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.

          The Fund initially shall not offer the automatic investment program to investors in Institutional or BlackRock Shares or to investors in Service Shares who are not Direct Service Investors.

F.   Methodology for Allocating Expenses Among Classes
     -------------------------------------------------

          Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).